Exhibit 4.1

WARRANT AGREEMENT

Dated October 13, 2026

between

SKYDANCE CORPORATION

and

EQUINITI TRUST COMPANY, LLC

as Warrant Agent

TABLE OF CONTENTS

WARRANT AGREEMENT

This Warrant Agreement (as it may be amended pursuant to the terms hereof, this “Warrant Agreement”), dated October 13, 2026 (the “Issue Date”), is between Skydance Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, as Warrant Agent (together with any successor warrant agent appointed pursuant to the terms hereof, the “Warrant Agent”).

WITNESSETH THAT:

WHEREAS, on February 27, 2026, the Company entered into a merger agreement providing for the acquisition by the Company of Warner Bros. Discovery, Inc. for $31.00 per share in cash (plus, if applicable, a ticking fee), and concurrently therewith, certain equity investors entered into subscription agreements providing for private placement investments in the Company’s Common Stock;

WHEREAS, thereafter, the parties to such subscription agreements assigned portions of their respective subscription commitments pursuant to an equity syndication and, to procure the Company’s participation therein, engaged in further negotiations with a special committee of the Board of Directors (the “Special Committee”) and its independent advisors, regarding the pricing and other terms of the equity syndication, including the issuance of the Warrants (as defined herein) contemplated hereby;

WHEREAS, following such negotiations, the Special Committee recommended to the Board of Directors, and the Board of Directors approved, the distribution of the Warrants contemplated hereby as a dividend (“Warrant Distribution”);

WHEREAS, the Company has declared a Warrant Distribution to certain holders of record of the Common Stock (as defined herein), as of 5:00 p.m., New York City time, on October 5, 2026 (such date and time, the “Distribution Record Date”);

WHEREAS, the Company proposes to issue Warrants (as defined herein) upon the terms and conditions set forth herein and in the Warrant Certificates (as defined herein) evidencing the Warrants, in satisfaction of the Warrant Distribution; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

Article 1
DEFINITIONS

Section 1.01.       Certain Definitions. As used in this Warrant Agreement, the following terms shall have the respective meanings set forth below:

“$” and “Dollars” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Adjustment Event” has the meaning set forth in Section 5.16.

“Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction or actions of the management and policies of such Person whether by contract or otherwise.

“Agent Members” has the meaning set forth in Section 2.05(b).

“Aggregate Exercise Price” means, with respect to the exercise of any Warrant that will be settled by Physical Settlement, an amount equal to the product of (a) the Number of Shares and (b) the Exercise Price on the Exercise Date for such exercise.

“Applicable Price” means, for any Designated Event, (i) if the consideration paid to holders of Common Stock in connection with such Designated Event consists exclusively of Cash, the amount of such Cash per share of Common Stock, and (ii) in all other cases, the average of the Closing Sale Price of the Common Stock for the 10 consecutive Trading Days immediately preceding the Effective Date of such Designated Event.

“Authentication Order” means a written order for authentication and delivery of Warrants, signed in the name of the Company by any two officers (who may hold more than one office), at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Chief Operating Officer, its President, its Treasurer, its Controller, its Chief Legal Officer, or its General Counsel, and delivered to the Warrant Agent.

“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Business Combination Event” has the meaning set forth in Section 5.08(a).

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which state or federally chartered banking institutions in New York City are not required to be open.

“Calculation Period” with respect to any Warrant means the 30 consecutive Trading Day period beginning on and including the Exercise Date for such Warrant, except that if a Warrant is exercised (i) at any time after the 30th Scheduled Trading Day prior to the Expiration Date and until the Close of Business on the Expiration Date or (ii) in connection with a Cash Designated Event, then (A) the Warrant will be deemed to have been exercised the 30th Trading Day immediately preceding the Expiration Date or the Effective Date of such Cash Designated Event, as the case may be, and (B) the Calculation Period for such Warrant will commence on the 30th Trading Day immediately preceding the Expiration Date or the Effective Date of such Cash Designated Event, as the case may be.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Designated Event” has the meaning set forth in Section 4.04.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form that is not a Global Warrant.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” means, with respect to the Common Stock or any other security, as of any date, the last reported per share sales price of a share of Common Stock or such other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported in the composite transactions for the New York Stock Exchange, or, if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange on which the Common Stock or such other security is then listed or quoted, or if the Common Stock or such other security is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price per share of the Common Stock on such Trading Day in the over-the-counter market as reported by the OTC Markets Group Inc. or a similar organization; provided, however, that, in the absence of such quotations, the Board of Directors will make a good faith and commercially reasonable determination of the Closing Sale Price.

If, during a period applicable for calculating the Closing Sale Price or any function thereof, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Shares pursuant to Article 5, the Closing Sale Price shall be calculated for such period determined by the Company in a good faith and commercially reasonable manner to appropriately reflect the impact of such issuance, distribution, subdivision, combination or other transaction or event on the price of the Common Stock during such period.

“Common Stock” means the Class B common stock, par value $0.001 per share, of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time.

“Common Stock Shelf Registration Statement” has the meaning set forth in Section 6.01.

“Company” has the meaning set forth in the preamble to this Warrant Agreement.

“Daily Settlement Amount” means, for each exercised Warrant, on each of the 30 consecutive Trading Days during the related Calculation Period, one-thirtieth (1/30th) of a number of shares (the “Daily Net Share Settlement Value”) equal to the product of (i) the Number of Shares and (ii) (A) the Daily VWAP of the Common Stock on such day, minus the applicable Exercise Price, divided by (B) such Daily VWAP. The Daily Net Share Settlement Value will be calculated to the nearest 1/10,000th of a share.

“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock (or such other security) as displayed under the heading “VWAP” on Bloomberg Page “SKYD US <Equity> AQR SEC” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, without regard to after-hours trading or any trading outside the regular trading session, or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of Common Stock (or other Reference Property) on such Trading Day as determined by the Board of Directors in good faith in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security); provided that, in making a volume-weighted average price determination, the Board of Directors may rely conclusively on the determination of daily volume-weighted average price for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Designated Event” means any of the following:

(i)              except in connection with transactions described in clause (ii) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than the Company, its direct or indirect Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries or any Permitted Holder(s)) files a schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding shares of Common Stock of the Company or (B) one or more Permitted Holders files a schedule, form or report under the Exchange Act that discloses that such Permitted Holder(s) has become the direct or indirect beneficial owner of more than 95.3% of the outstanding shares of Common Stock of the Company, unless in each case such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; provided further that, solely for purposes of clause (B) above, any shares of Common Stock, and any securities convertible into, or exchangeable or exercisable for, such shares of Common Stock (or otherwise representing the right to acquire, or constituting beneficial ownership of, shares of Common Stock), in each case issued or sold directly by the Company to any Permitted Holder(s) after the Issue Date shall be excluded from both the number of shares of Common Stock that such Permitted Holder(s) beneficially owns and the number of outstanding shares of Common Stock in the calculation of such Permitted Holder’s beneficial ownership of Common Stock;

(ii)              the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries;

(iii)            the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)            the Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors).

“Determination Date” has the meaning set forth in Section 5.16.

“Distribution Record Date” has the meaning set forth in the recitals to this Warrant Agreement.

“Dividend Threshold Amount” means $0.05 per share of Common Stock per quarter in the case of regular Cash dividends, adjusted in a manner proportional to adjustments made to the Exercise Price other than pursuant to Section 5.01(d) and to account for any change in the frequency of payment of the regular Cash dividend of the Company, and $0.00 in all other cases.

“Early Expiration Date” has the meaning set forth in Section 3.01(b).

“Early Expiration Notice” has the meaning set forth in Section 3.01(b).

“Early Expiration Price Condition” has the meaning set forth in Section 3.01(b).

“Early Expiration Price Condition Date” means the date on which the Early Expiration Price Condition is satisfied.

“Early Expiration Trigger Price” means $30.00 initially, subject to adjustment concurrently with any adjustment or amendment to the Exercise Price in accordance with Article 5 or Section 7.03, as applicable. In any adjustment or amendment (as applicable) to the Exercise Price, the adjusted Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Exercise Price as so adjusted or amended (as applicable) and the denominator of which is the Exercise Price in effect immediately prior to such adjustment or amendment (as applicable), all as determined by the Board of Directors.

“Effective Date” has the meaning set forth in Section 4.01(a).

“Ellison” means, collectively, (a) The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC, Pinnacle Media Ventures III, LLC, Hikouki, LLC, Aozora, LLC and Furaito, LLC; (b) Lawrence J. Ellison; (c) David F. Ellison; (d) Sayonara, LLC; (e) Skydance Entertainment Group, LLC; (f) any Family Member of Lawrence J. Ellison or David F. Ellison; (g) any Affiliate of the foregoing; and (h) any Permitted Entity of a Person identified in clause (a), (b), (c), (d), (e), (f), or (g).

“Equity Interests” means with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding, for the avoidance of doubt, any indebtedness convertible into or exchangeable for the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Date” means, with respect to any issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exercise Date” has the meaning set forth in Section 3.02(b).

“Exercise Price” means initially $12.00 per share of Common Stock for which a Warrant is exercisable, subject to adjustment pursuant to Article 5.

“Expiration Date” means for any Warrant, the earlier of (i) October 13, 2036, regardless of whether such date is a Trading Day or (ii) if the Early Expiration Price Condition Date occurs and the Company has designated an Early Expiration Date pursuant to Section 3.01, the Early Expiration Date.

“Family Member” means, with respect to any natural person, the spouse, domestic partner or spousal equivalent, parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor. Family Member shall further include any of such natural person’s family members as defined in Rule 701 of the Securities Act.

“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.

“Global Warrant Legend” has the meaning set forth in Section 2.05(a).

“Issue Date” has the meaning set forth in the preamble to this Warrant Agreement.

“Market Disruption Event” means (i) a failure by the primary United States exchange or market on which shares of Common Stock are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Measurement Period” has the meaning set forth in Section 5.01(e).

“Nasdaq” means the Nasdaq Global Select Market.

“Net Share Amount” has the meaning set forth in Section 3.03(b).

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

“Net Share Settlement Date” means, in respect of a Warrant that is exercised hereunder and settled through Net Share Settlement, the second Scheduled Trading Day immediately following the end of the applicable Calculation Period, subject to the last sentence of Section 3.03(b).

“Number of Shares” means the number of shares of Common Stock for which a Warrant is exercisable, which is subject to adjustment pursuant to Article 5. Initially, the Number of Shares shall be one (1).

“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate.

“Offer Expiration Date” has the meaning set forth in Section 5.01(e).

“Offer Expiration Time” has the meaning set forth in Section 5.01(e).

“Officer’s Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall otherwise be reasonably satisfactory to the Warrant Agent.

“Permitted Entity” means, with respect to a Person: (a) a Permitted Trust solely for the benefit of (i) such Person, (ii) one or more Family Members of such Person, and/or (iii) any other Permitted Entity of such Person; (b) any Affiliate of such Person, or general partnership, limited partnership, limited liability company, corporation, or other entity that (i) directly or indirectly controls, is controlled by, or is under common control with such Person, and/or (ii) is directly or indirectly exclusively owned by one or more Family Members of such Person; (c) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Sponsor, (i) during the lifetime of the natural person grantor of such trust, or (ii) following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust; or (d) the personal representative of the estate of such Person upon the death of such Person solely to the extent the executor is acting in the capacity as a personal representative of such estate.

“Permitted Holders” means any of the following:

(a)           any Sponsor;

(b)          any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) above are members; provided that (i) without giving effect to the existence of such group or any other group, the Persons described in clause (a) above, collectively, beneficially own at least 50% of the Company’s Voting Capital Stock and (ii) to the extent that beneficial ownership of Voting Capital Stock of any member of such group is attributed to one or more other members of such group, each such member of the group that is by attribution deemed to be the beneficial owner of such additional Voting Capital Stock shall also be deemed to be a Permitted Holder; and

(c)           any Public Company (or Wholly Owned Subsidiary of such Public Company) of which Permitted Holders under clause (a) or (b) are beneficial owners of Voting Capital Stock representing more than 50.0% of total outstanding voting power to the extent and until such time as any Person or group other than a Permitted Holder under clause (a) or (b) is deemed to be or becomes a beneficial owner of Voting Capital Stock of such Public Company representing more than 50.0% of the total outstanding voting power of the Voting Capital Stock of such Public Company.

“Permitted Trust” means a bona fide trust where a trustee is a Sponsor or a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments.

“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Physical Settlement” has the meaning set forth in Section 3.03(a).

“Physical Settlement Date” means, in respect of a Warrant that is exercised hereunder and settled through Physical Settlement, the second Scheduled Trading Day immediately following the related Exercise Date.

“Preferred Stock” means the preferred stock of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time.

“Public Company” means any Person with a class or series of Voting Capital Stock that is traded on a stock exchange or in the over-the-counter market.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity shall also constitute a Qualified Successor Entity with respect to such Business Combination Event or any applicable Designated Event if either (a) such Business Combination Event or such Designated Event is a Cash Designated Event ; or (b) both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event or such Designated Event shall not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for Warrantholders or beneficial owners of the Warrants; and (ii) such Business Combination Event or such Designated Event constitutes a Reorganization Event whose Reference Property consists solely of any combination of Cash and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes, (y) organized under the laws of the United States, any State thereof or the District of Columbia, and (z) the direct or indirect parent of the limited liability company, limited partnership or similar entity.

“Qualifying Trading Day” means any Trading Day on which the Closing Sale Price of Common Stock is at least equal to the Early Expiration Trigger Price in effect on such Trading Day in the Reference Period.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Common Stock, the date fixed (whether by law, contract, the Board of Directors or otherwise) to determine the holders of Common Stock that are entitled to such dividend, distribution or issuance.

“RedBird” means, collectively, (a) RB Tentpole LP (so long as RB Tentpole LP is managed or controlled by Affiliates of RedBird Capital Partners Management LLC), (b) RedBird Capital Partners Fund IV (Master), L.P., (c) any Affiliates of RedBird Capital Partners Management LLC (including any investment vehicle managed and controlled by RedBird Capital Partners Management LLC) and (d) any Permitted Entity of a Person identified in clause (a), (b) or (c).

“Reference Period” has the meaning set forth in Section 3.01(b).

“Reference Property” has the meaning set forth in Section 5.07(a).

“Reorganization Event” has the meaning set forth in Section 5.07(a).

“Restricted Holder” means each of Lawrence J. Ellison, David F. Ellison, Gerald J. Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P. or any of their respective Affiliates, successors or transferees.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Spin-Off” has the meaning set forth in Section 5.01(c)(ii).

“Sponsors” means, collectively, (a) Ellison, (b) RedBird and (c) any direct and indirect investors of the Persons identified in clauses (a) or (b) through any permitted equity syndication process consummated prior to or on the date hereof.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock (or any security that is part of the Reference Property, if applicable) generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock (or such other Reference Property) is then listed or, if the Common Stock (or such other Reference Property) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other Reference Property) is then traded. If the Common Stock (or such other Reference Property) is not so listed or traded, then “Trading Day” means a Business Day.

“Unit of Reference Property” has the meaning set forth in Section 5.07(a).

“Unit Value” has the meaning set forth in Section 5.07(c).

“Valuation Period” has the meaning set forth in Section 5.01(c)(ii).

“Voting Capital Stock” means, with respect to any Person, securities or other ownership interests of such Person having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such entity (without regard to the occurrence of any contingency).

“Warrant” means a warrant of the Company to purchase the Number of Shares and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement and in the Warrant Certificates evidencing such Warrants.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

“Warrant Agent” has the meaning set forth in the preamble to this Warrant Agreement.

“Warrant Agreement” has the meaning set forth in the preamble to this Warrant Agreement.

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.

“Warrant Distribution” has the meaning set forth in the recitals to this Warrant Agreement.

“Warrant Register” has the meaning set forth in Section 2.04(a).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such Person to the extent required to satisfy local minority interest requirements outside of the United States.

For purposes of this Warrant Agreement:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)           the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)           a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)           “herein,” “hereof” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Section or other subdivision of this Warrant Agreement, unless the context requires otherwise; and

(h)           the exhibits, schedules and other attachments to this Warrant Agreement are deemed to form part of this Warrant Agreement.

Article 2
ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01.        Issuance of Warrants. (a) Warrants shall be issued in registered form only. The Company shall have executed and delivered to the Warrant Agent, for authentication and delivery, all Warrant Certificates, together with an Authentication Order with respect thereto, evidencing an initial aggregate Number of Warrants equal to 470,746,773 (such Number of Warrants subject to adjustment from time to time as described herein). The Warrant Agent shall have, upon receipt of such Warrant Certificate(s) and Authentication Order, authenticated and delivered such Warrant Certificate(s) in accordance with Section 2.02 and registered such Warrants in the name of the Warrantholder(s), initially the Depositary, in accordance with Section 2.05. All such Warrants shall be dated as of the date hereof.

(b)           The Warrants shall initially be issued to the registered holders of shares of Common Stock as of the Distribution Record Date, as reflected in the Company’s direct registration system for the Common Stock, one Warrant for each share of Common Stock held by such registered holder as of the Distribution Record Date, except that the Warrants shall not be issued to or for the account of any Restricted Holder.

(c)            All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

(d)           No Fractional Warrants. The Company shall not issue fractional Warrants or distribute Warrant Certificates evidencing fractional Warrants. If any fractional Warrant would otherwise be required to be issued or distributed pursuant to the Warrant Distribution, then the Company or the Warrant Agent, as applicable, to the extent reasonably practicable, shall first aggregate the total number of Warrants to be issued to the relevant registered holder of Common Stock and then round down the total number to the nearest whole number of Warrants, and no Cash or other adjustment will be made in lieu of the fraction of a Warrant so rounded down.

Section 2.02.        Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by any of its Chairman, its Chief Executive Officer, its Chief Financial Officer, its Chief Operating Officer, its President, its Treasurer, its Controller, its Chief Legal Officer, or its General Counsel. The signature of any of these officers on any Warrant may be manual, electronic or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by both the Company and the Warrant Agent.

(b)           Warrants bearing the manual, electronic or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(c)           No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed both by the Company and by the Warrant Agent by manual, electronic or facsimile signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

Section 2.03.        Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit A hereto and shall have such insertions as are appropriate or required or permitted by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (a) as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, (b) such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and (c) such as may be necessary to conform to customary usage.

Section 2.04.        Transfer, Exchange and Substitution. (a) The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b)           A Warrantholder may transfer a Warrant only upon surrender of such Warrant for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c)           Warrants may be presented or surrendered for registration of transfer, or for exchange or substitution, at the offices of the Warrant Agent. Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney, duly authorized in writing.

(d)           When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied, which requirements may include, as applicable, the signature guarantee of a guarantor institution approved by The Securities Transfer Association. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall countersign and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer, exchange or substitution of Warrants.

(e)           If less than all Warrants represented by a Warrant Certificate are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

Section 2.05.        Global Warrants. (a) The Warrants shall initially be issued in the form of one or more Global Warrants. Any Global Warrant shall bear the legend substantially in the form set forth in Exhibit B hereto (the “Global Warrant Legend”).

(b)           So long as a Global Warrant is registered in the name of the Depositary, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any Person’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its Agent Members. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(c)           Any holder of a Global Warrant registered in the name of the Depositary shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(d)           Transfers of a Global Warrant registered in the name of the Depositary shall be limited to transfers in whole, and not in part, to the Company, the Depositary, and their respective successors and nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary shall be transferred in accordance with the rules and procedures of the Depositary.

(e)            A Global Warrant registered in the name of the Depositary shall be exchanged for Certificated Warrants only if (i) (A) the Depositary has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days of such notice or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days of notice thereof to the Company. In any such event, a Global Warrant registered in the name of the Depositary shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.05(e) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.05(e).

(f)            The holder of a Global Warrant registered in the name of the Depositary may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

Section 2.06.       Surrender of Warrant Certificates; Cancellation. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in Section 2.04(e) in case of an exchange, transfer or substitution, Section 2.05(e) in case of an exchange of a Global Warrant for Certificated Warrants, Section 3.04(a)(iii) in case of the exercise of less than all Warrants represented thereby, or Section 7.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

Article 3
EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01.         Exercise of Warrants.

(a)           At any time prior to the Close of Business on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to such time shall expire unexercised.

(b)           Early Expiration. Upon the occurrence of any period of 30 consecutive Trading Days (the “Reference Period”) that includes at least twenty (20) Qualifying Trading Days (whether or not consecutive, including the last Trading Day of such period), the first of which falls on or after the first Trading Day immediately following the third anniversary of the Issue Date and the last of which is the Trading Day immediately preceding the date on which the Company issues the Early Expiration Notice (the “Early Expiration Price Condition”), the Company may make a public announcement to that effect by issuance of a press release, which shall be made available on the Company’s website, and issue a notice to Warrantholders, specifying a date as the Early Expiration Date in such press release and notice to Warrantholders (the “Early Expiration Notice”). The “Early Expiration Date” specified in any such Early Expiration Notice shall be a Business Day falling no less than 20 nor more than 45 Scheduled Trading Days following the date of delivery of such Early Expiration Notice, as designated by the Company.

Section 3.02.          Procedure for Exercise. (a) To exercise a Warrant prior to the Close of Business on the Expiration Date (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent, with the exercise notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with payment of any applicable taxes due that are payable by the Warrantholder under Section 8.02, or (ii) in the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant must comply with the procedures established by the Depositary for the exercise of Warrants.

(b)           The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant is the “Exercise Date” for such Warrant; provided that, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be (i) the immediately succeeding Trading Day, or (ii) if such date is the Expiration Date, the immediately preceding Trading Day.

(c)           In respect of any exercised Warrant that will be settled by Physical Settlement (as defined below), a Warrantholder with respect to such Warrant will deliver the Aggregate Exercise Price for such exercise to the Company in Cash by (x) certified or official bank check payable to the order of the Company or the Warrant Agent or (y) wire transfer to the Company or the Warrant Agent of immediately available funds to an account of or for the benefit of the Company (as designated by the Company and available upon request from the Warrant Agent). The Warrant Agent shall pay to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

(d)           In respect of any exercised Warrant that will be settled by Net Share Settlement, no Cash will be payable by a Warrantholder in respect of the Exercise Price for such Warrant upon exercise; rather, as described in Section 3.03, the number of shares of Common Stock issuable in respect of an exercise of a Warrant in such case will be determined based on a Net Share Settlement calculation provided by the Company.

Section 3.03.         Settlement of Warrants.

(a)           Except as set forth in clause (b) below, upon the exercise of any Warrant at any time and from time to time on or after the date on which the Common Stock Shelf Registration Statement (as defined in Section 6.01) shall have first been declared effective by the SEC (or otherwise become effective) until the Close of Business on the Expiration Date, if (i) the Common Stock Shelf Registration Statement relating to the shares of Common Stock deliverable on Physical Settlement is effective and available for the registration of exercise of the Warrants and (ii) the Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the Warrantholder resides, the Company will settle such exercise, conditioned upon receipt by the Company of the Aggregate Exercise Price, by delivering a number of shares of Common Stock equal to the Number of Shares (a “Physical Settlement”), on the Physical Settlement Date. If a Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason, the right to exercise and settle a Warrant through Physical Settlement shall be automatically suspended until such Common Stock Shelf Registration Statement becomes effective as specified in Section 6.01 and Net Share Settlement shall instead apply to any such exercise.

(b)           Notwithstanding anything herein to the contrary, if at any time the Company shall have failed to file or maintain in effect a Common Stock Shelf Registration Statement and maintained the availability of the registration of exercise of the Warrants, in respect of any Warrant exercised at such time until such Common Stock Shelf Registration Statement becomes effective and is available, Net Share Settlement shall apply to each such Warrant upon exercise of such Warrant. For each Warrant exercised and settled through Net Share Settlement, on the Net Share Settlement Date for such Warrant, the Company shall cause to be delivered to the applicable Warrantholder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Calculation Period, together with Cash in respect of any fractional shares of Common Stock as provided in Section 3.06. Notwithstanding the foregoing, if any information required in order to calculate the Net Share Amount deliverable upon exercise of a Warrant will not be available as of the applicable Net Share Settlement Date, the Company shall deliver any additional shares of Common Stock required as a result of the completed calculation of the Net Share Amount on the second Trading Day after the earliest Trading Day on which such calculation can be made.

Section 3.04.       Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to a Warrantholder in respect of an exercised Warrant, the Warrant Agent shall:

(i)              at the Warrantholder’s option (A) deliver shares of Common Stock by electronic transfer (with the assistance of the Company and the transfer agent of the Common Stock, if necessary) to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, (B) cause to be registered in the Company’s register of shareholders via the direct registration system of shares of Common Stock so purchased upon the exercise of such Warrant in the name of such Warrantholder or (C) requisition from the transfer agent of the Common Stock and deliver to or upon the order of such Warrantholder a certificate or certificates for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;

(ii)              deliver Cash payment to such Warrantholder in respect of any fractional shares of Common Stock, as provided in Section 3.06; and

(iii)            if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, (A) in the case of a Certificated Warrant, deliver a new Warrant Certificate or (B) in the case of a Global Warrant, make the appropriate adjustments in Schedule A of such Global Warrant, in each case, countersigned by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.

(b)           Each Person in whose name any shares of Common Stock are delivered pursuant to the exercise of Warrants shall for all purposes be deemed to have become the holder of record of such shares as of the Close of Business on the relevant Exercise Date, if Physical Settlement applies to such exercise, or the Close of Business on the last day of the Calculation Period, if Net Share Settlement applies to such exercise. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares on the next succeeding date on which the stock transfer books are open.

Section 3.05.        Payments to the Company. (a) Promptly after the Warrant Agent shall have taken the action required under Section 3.04 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised. The Company shall reimburse the Warrant Agent for any amounts paid by the Warrant Agent in respect of a fractional share of Common Stock upon such exercise in accordance with Section 3.06 hereof.

(b)           The Company shall not be entitled to any interest on any funds received or held by the Warrant Agent pursuant to the terms of this Warrant Agreement.

Section 3.06.        No Fractional Shares to Be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.

(b)           The Company will at all times aggregate the number of shares of Common Stock deliverable for the Warrants exercised by the same ultimate beneficial owner of Warrants on the same day; provided, however, that the Company shall have no responsibility for determining ultimate beneficial ownership and may rely on reasonably satisfactory evidence thereof provided by the relevant Warrantholders. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.06, be deliverable on the exercise of any Warrant or Warrants, the Company shall pay the Warrantholder Cash in lieu of such fractional shares based on the Closing Sale Price of the Common Stock on the Exercise Date, if the Warrants so exercised are to be settled through Physical Settlement, or on the last Trading Day of the related Calculation Period, if the Warrants so exercised are to be settled through Net Share Settlement.

(c)           Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 3.07.       Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.

Section 3.08.        Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, to the Warrant Agent, as agent for the Warrantholders, of Cash and/or Common Stock as provided in this Warrant Agreement. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the number of shares deliverable on Physical Settlement or Net Share Amount, as applicable.

(b)           The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or notice to the Warrant Agent. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

Section 3.09.        Restrictions on Exercise by Specified Persons. Notwithstanding anything to the contrary herein, no Warrant shall be distributed to or exercisable by (or on behalf of), in whole or in part, any Restricted Holder, and any purported exercise of any Warrant by or on behalf of a Restricted Holder shall be null and void and of no force or effect. For the avoidance of doubt, any transfer of a Warrant to a Restricted Holder shall not entitle such Restricted Holder to exercise such Warrant.

Article 4
EXERCISE OF WARRANTS IN CONNECTION WITH A DESIGNATED EVENT

Section 4.01.         Increase in Number of Shares Deliverable Upon Designated Event. (a) If a Designated Event occurs prior to the Expiration Date and a Warrantholder elects to exercise its Warrants in connection with such Designated Event, the Company will increase the number of shares of Common Stock to which the Warrantholder is entitled with respect to such exercised Warrants as provided in this Article 4. An exercise of a Warrant shall be deemed for the purposes of this Article 4 to be “in connection with” a Designated Event if the Exercise Date for such Warrant falls during the period commencing on the effective date of the relevant Designated Event (the “Effective Date”) and ending on the 35th Scheduled Trading Day following the Effective Date for such Designated Event.

(b)           Notwithstanding Section 4.01(a), the number of shares of Common Stock shall not be increased in the case of any Designated Event described by clause (i) or (ii) of the definition thereof if at least 90% of the consideration received or to be received by holders of Common Stock, excluding Cash payments for fractional shares of Common Stock and Cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or event otherwise constituting a Designated Event consists of shares of common stock or other common equity interests of a Qualified Successor Entity (or depositary receipts or other certificates representing shares of common stock or other common equity interests of a Qualified Successor Entity) traded on the New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction or event, and as a result of such transaction or event such Warrants become exercisable solely for such consideration.

Section 4.02.         Notice of Designated Event. The Company shall notify the Warrantholders of the Effective Date of any Designated Event and issue a press release (and make the press release available on the Company’s website) no later than five Business Days after such Effective Date. The Company will also use commercially reasonable efforts to give notice to Warrantholders of the anticipated Effective Date for a Designated Event (and issue a press release announcing same) not less than five Scheduled Trading Days prior to the anticipated Effective Date to the extent reasonably practicable under the circumstances. The failure to deliver such notice or issue such press release shall not affect the validity of the transaction underlying such Designated Event.

Section 4.03.         Additional Shares. (a) The Number of Shares to which a Warrantholder is entitled upon exercise of a Warrant in connection with any Designated Event shall be determined by reference to the table below in Section 4.03(c) and shall be based on the Effective Date of, and the Applicable Price for, such Designated Event.

(b)           The Applicable Prices set forth in the first row of the table below (i.e., the column headers) shall each be adjusted at the same time and in the same manner as the Exercise Price is adjusted as set forth in Article 5. The numbers of additional shares of Common Stock set forth in the table below shall be adjusted at the same time and in the same manner as the Number of Shares is adjusted as set forth in Section 5.02.

(c)            The following table sets forth the number of additional shares of Common Stock to be delivered per Warrant for the given Applicable Prices and Effective Dates:

Effective Date	Applicable Prices
September 28,	$2.00	$4.00	$6.00	$8.00	$10.00	$12.00	$15.00	$20.00	$30.00	$40.00
2026	0.0100	0.1300	0.2433	0.3300	0.3960	0.4475	0.3080	0.1815	0.0777	0.0390
2027	0.0100	0.1200	0.2300	0.3138	0.3790	0.4308	0.2907	0.1645	0.0633	0.0285
2028	0.0100	0.1075	0.2117	0.2963	0.3610	0.4125	0.2720	0.1425	0.0427	0.0145
2029	0.0100	0.0925	0.1917	0.2750	0.3430	0.3967	0.2580	0.1265	0.0000	0.0000
2030	0.0050	0.0775	0.1683	0.2513	0.3210	0.3775	0.2433	0.1185	0.0000	0.0000
2031	0.0050	0.0625	0.1433	0.2238	0.2940	0.3533	0.2253	0.1085	0.0000	0.0000
2032	0.0050	0.0425	0.1133	0.1900	0.2620	0.3242	0.2020	0.0955	0.0000	0.0000
2033	0.0000	0.0250	0.0817	0.1500	0.2210	0.2875	0.1727	0.0785	0.0000	0.0000
2034	0.0000	0.0100	0.0450	0.1025	0.1710	0.2392	0.1327	0.0560	0.0000	0.0000
2035	0.0000	0.0000	0.0100	0.0438	0.1000	0.1700	0.0780	0.0270	0.0000	0.0000
2036	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(d)            If the exact Applicable Price and/or Effective Date are not set forth in the table above, then:

(i)               if the actual Applicable Price is between two Applicable Prices in the table or the Effective Date is between two Effective Dates in the table, the number of additional shares of Common Stock to be delivered per Warrant shall be determined by a straight-line interpolation between the number of additional shares of Common Stock set forth for the higher and lower Applicable Prices and/or the earlier and later Effective Dates in the table, based on a 365-day year, as applicable;

(ii)             if the actual Applicable Price is in excess of $40.00 per share, subject to adjustment as set forth in Section 4.03(b), no additional shares of Common Stock shall be delivered upon exercise of any Warrant in connection with the relevant Designated Event; and

(iii)            if the Applicable Price is less than $2.00 per share, subject to adjustment as set forth in Section 4.03(b), no additional shares of Common Stock shall be delivered upon exercise of any Warrant in connection with the relevant Designated Event.

(e)           The Exercise Price applicable to any exercise of Warrants in connection with a Designated Event (including for purposes of determining the Daily Settlement Amount in connection with any such exercise settled through Net Share Settlement) shall be (A) the otherwise applicable Exercise Price multiplied by (B) a fraction equal to (x) the Number of Shares without giving effect to the addition of additional shares pursuant to this Section 4.03 divided by (y) the Number of Shares after giving effect to the addition of additional shares pursuant to this Section 4.03. Notwithstanding the foregoing, in respect of any Warrant exercised and settled through Net Share Settlement, in no event will the number of shares of Common Stock deliverable to the Warrantholder in connection with such exercise exceed the Number of Shares (including any applicable increase to the Number of Shares as a result of a Designated Event).

Section 4.04.       Cash Designated Event Settlement. Except as otherwise provided in this Article 4, the Company will settle Warrants exercised in connection with a Designated Event in accordance with Section 3.03; provided, however, that with respect to a Designated Event in connection with which (1) all holders of Common Stock receive only Cash consideration for their shares of Common Stock and (2) all holders of Class A Common Stock receive only Cash for their shares of Class A Common Stock in the same transaction, or series of related transactions, that involves the payment of the Cash consideration described in clause (1) (such Designated Event for which clauses (1) and (2) apply, a “Cash Designated Event”) the Company will settle any Warrants exercised in connection with any such Designated Event by delivering, on the second Business Day after the Exercise Date, for each Warrant, an amount of Cash equal to (i) the sum of (A) the number of shares of Common Stock deliverable to the Warrantholder as a result of the Net Share Settlement calculation as of the Effective Date for the Cash Designated Event as described in Section 3.03(b) herein plus (B) the number of additional shares described in this Section 4 multiplied by (ii) the per-share amount of Cash consideration paid in such Designated Event.

Article 5
ADJUSTMENTS

Section 5.01.       Events Requiring an Adjustment to the Exercise Price and the Number of Shares. Each of the Exercise Price and the Number of Shares of each Warrant will be adjusted from time to time as follows; provided that, notwithstanding any provision of this Warrant Agreement to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in a Warrantholder and its Affiliates, collectively, being in violation of any applicable law, regulation or rule of any governmental authority or self-regulatory organization, as determined by such Warrantholder in good faith.

(a)            Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all of its shares of Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Reorganization Event, as to which Section 5.07 will apply), then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02):

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such stock split or stock combination, as applicable;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.01(a) is declared or announced, but not so paid or made, then each of the Exercise Price and the Number of Shares of each Warrant will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Exercise Price and the Number of Shares, respectively, that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(b)           Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which Section 5.04 will apply) entitling such holders for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Exercise Price shall be decreased based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02):

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such distribution;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Date;

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; and

X	=	the total number of shares of Common Stock issuable pursuant to such options, rights or warrants.

To the extent such rights, options or warrants are not so distributed, each of the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this Section 5.01(b), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Closing Sale Prices of Common Stock for the applicable ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not Cash, to be determined by the Board of Directors in good faith and in a commercially reasonable manner.

(c)           Spin-Offs and Other Distributed Property.

(i)            Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(A)             dividends, distributions, rights, options or warrants for which an adjustment to the Exercise Price and the Number of Shares is required (or would be required without regard to Section 5.16) pursuant to Section 5.01(a) or 5.01(b);

(B)              dividends or distributions paid exclusively in cash for which an adjustment to the Exercise Price and the Number of Shares is required (or would be required without regard to Section 5.16) pursuant to Section 5.01(d);

(C)              rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in Section 5.04;

(D)             Spin-Offs (as defined below) for which an adjustment to the Exercise Price and the Number of Shares is required (or would be required without regard to Section 5.16) pursuant to Section 5.01(c)(ii);

(E)              a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.01(e) will apply; and

(F)              a distribution solely pursuant to a Reorganization Event, as to which Section 5.07 will apply, then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02):

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such distribution;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;

SP0	=	the average of the Closing Sale Prices of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith and in a commercially reasonable manner), as of the Open of Business on such Ex-Date of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP0, then, in lieu of the foregoing adjustment to the Exercise Price (and the corresponding adjustment to the Number of Shares pursuant to Section 5.02), references herein to the shares of Common Stock for which each Warrant is exercisable shall be deemed to be references to such shares together with the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that would have been distributable in respect of such Common Stock pursuant to such distribution and, accordingly, (i) the value of such distributed items shall be included in calculating Daily Settlement Amounts for purposes of Net Share Settlement and (ii) each Warrantholder will receive, upon exercise in respect of each Warrant, on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Warrantholder would have received in such distribution if such Warrantholder had owned, on such Record Date, a number of shares of Common Stock equal to the number deliverable upon exercise of such Warrant.

To the extent such distribution is not so paid or made, each of the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid.

(ii)           Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Reorganization Event, as to which Section 5.07 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.01(e) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02):

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such Spin-Off;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period; and

FMV	=	the product of (x) the average of the Closing Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the first ten (10) consecutive Trading Day period beginning on, and including, such Ex-Date (the “Valuation Period”) (such average to be determined as if references to Common Stock in the definitions of “Closing Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

The adjustment to the Exercise Price and the Number of Shares pursuant to this Section 5.01(c)(ii) shall be made immediately as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date for the Spin-Off, with retroactive effect. If the Ex-Date for the Spin-Off is less than 10 Trading Days prior to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the end of the relevant Calculation Period, in the case of Net Share Settlement, in each case in respect of any exercise of Warrants, references within this Section 5.01(c)(ii) to 10 Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for the Spin-Off to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the last Trading Day of the relevant Calculation Period, in the case of Net Share Settlement. For purposes of determining the Exercise Price, in respect of any exercise to be settled through Physical Settlement during the 10 Trading Days commencing on the Ex-Date for any Spin-Off, references within the portion of this Section 5.01(c)(ii) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, but excluding, the relevant Exercise Date.

To the extent any dividend or distribution of the type described in this Section 5.01(c)(ii) is declared but not made or paid, each of the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(d)           Cash Dividends or Distributions. If any Cash dividend or distribution is made to all, or substantially all, holders of Common Stock, then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02):

where:

EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such dividend or distribution;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;

SP0	=	the Closing Sale Price of Common Stock on the Trading Day immediately before such Ex-Date; and

C	=	the Cash amount distributed per share of Common Stock in such dividend or distribution minus the Dividend Threshold Amount.

provided, however, that, if C is equal to or greater than SP0, then, in lieu of the foregoing adjustment to the Exercise Price and the Number of Shares, references herein to the shares of Common Stock for which each Warrant is exercisable shall be deemed to be references to such shares together with the Cash that would have been distributable in respect of such Common Stock pursuant to such distribution and, accordingly, (i) the value of such distributed Cash shall be included in calculating Daily Settlement Amounts for purposes of Net Share Settlement and (ii) each Warrantholder will receive, upon exercise in respect of each Warrant held by such Warrantholder on the Record Date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of Cash that such Warrantholder would have received in such dividend or distribution if such Warrantholder had owned, on such Record Date, a number of shares of Common Stock deliverable upon exercise of such Warrant settled through Physical Settlement or Net Share Settlement, as applicable, as of such Record Date.

To the extent such dividend or distribution is declared but not made or paid, each of the Exercise Price and the Number of Shares of each Warrant will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.

(e)           Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Offer Expiration Time (as defined below) by the Board of Directors in good faith and in a commercially reasonable manner) of the Cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (such date, the “Offer Expiration Date”), the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02):

where:

EP0	=	the Exercise Price in effect immediately before the time such tender or exchange offer expires (the “Offer Expiration Time”);

EP1	=	the Exercise Price in effect immediately after the Offer Expiration Time;

SP1	=	the average of the Closing Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Measurement Period”) beginning on, and including, the Trading Day immediately after the Offer Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Offer Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Offer Expiration Time by the Board of Directors in good faith and in a commercially reasonable manner) of all Cash and any other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Offer Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer).

provided, however, that the Exercise Price will in no event be adjusted up pursuant to this Section 5.01(e) and the Number of Shares will in no event be adjusted down in the corresponding adjustment pursuant to Section 5.02, in each case except to the extent provided in the last paragraph of this Section 5.01(e).

The adjustment to the Exercise Price and the Number of Shares of each Warrant pursuant to Section 5.01(e) will be calculated as of the Close of Business on the last Trading Day of the Measurement Period, but will be given effect immediately after the Offer Expiration Time, with retroactive effect. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the end of the relevant Calculation Period, in the case of Net Share Settlement, in each case in respect of any exercise of Warrants, references within this Section 5.01(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the last Trading Day of the relevant Calculation Period, in the case of Net Share Settlement. For purposes of determining the Exercise Price, in respect of any exercise of Warrants to be settled through Physical Settlement during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 5.01(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Exercise Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, each of the Exercise Price and Number of Shares of each Warrant will be readjusted to the Exercise Price and Number of Shares respectively, that would then be in effect had the adjustment thereto been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)            For the purposes of Sections 5.01(a), (b) and (c), any dividend or distribution to which Section 5.01(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (i) a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 5.01(c) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to Section 5.01(c)(i)(A))) and (ii) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 5.01(a) or (b), as the case may be, with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately before the Open of Business on the Ex-Date.”

(g)           Notwithstanding anything to the contrary in this Warrant Agreement, if:

(i)            a Warrant is exercised;

(ii)          the Record Date, effective date or Offer Expiration Time for any event that requires an adjustment to the Exercise Price pursuant to Sections 5.01(a) to (e) has occurred on or before the Exercise Date for such exercise, but an adjustment to the Exercise Price or the Number of Shares of the Warrant for such event has not yet become effective as of such Exercise Date; and

(iii)          the shares of Common Stock that Warrantholders will receive upon settlement of such exercise are not entitled to participate in such event (because they were not held on the related Record Date or otherwise), then, solely for purposes of such exercise, the Company will, without duplication, give effect to such adjustment on such Exercise Date. In such case, if the date on which the Company is otherwise required to deliver the number of shares of Common Stock due upon settlement of such exercise is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such exercise until the second (2nd) Business Day after such first date.

(h)            Notwithstanding anything to the contrary in this Warrant Agreement, if:

(i)           an adjustment to the Exercise Price or the Number of Shares of any Warrant for any dividend or distribution becomes effective on any Ex-Date pursuant to Sections 5.01(a) to (e);

(ii)            a Warrant is exercised;

(iii)          the Exercise Date for such exercise occurs on or after such Ex-Date and on or before the related Record Date; and

(iv)          such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 3.04(b)),

then such adjustment will not be given effect for such exercise and the shares of Common Stock issuable upon such exercise will be based on such unadjusted Exercise Price and unadjusted Number of Shares and will not be entitled to participate in such dividend or distribution, but there will be added, to the shares otherwise due upon such exercise, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

Section 5.02.        Adjustments to Number of Shares. If the Exercise Price is adjusted pursuant to the formulae set forth in any of Sections 5.01(a) to (e) (excluding, for these purposes, a readjustment pursuant to the text following such formulae), then, effective as of the same time at which such adjustment to the Exercise Price becomes effective, the Number of Shares of each Warrant will be adjusted to an amount equal to the product of (A) the Number of Shares of such Warrant in effect immediately before such adjustment to such Number of Shares; and (B) the quotient obtained by dividing (x) the Exercise Price in effect immediately before such adjustment to the Exercise Price by (y) the Exercise Price in effect immediately after such adjustment to the Exercise Price; provided, however, that the Number of Shares of each Warrant will be subject to readjustment to the extent set forth in such clauses. For purposes of calculating the adjustment to the Number of Shares of each Warrant pursuant to the preceding sentence, the amount set forth in clause (B)(y) of the preceding sentence will be calculated without giving effect to any rounding pursuant to Section 5.06(e).

Section 5.03.        Where Warrantholders Participate in the Transaction or Event Without Exercising. Notwithstanding anything to the contrary in Section 5.01, the Company is not required to adjust the Exercise Price or the Number of Shares of any Warrant for a transaction or other event otherwise requiring an adjustment pursuant to Sections 5.01(a) to (e) (other than a stock split or combination of the type set forth in Section 5.01(a) or a tender or exchange offer of the type set forth in Section 5.01(e)) if each Warrantholder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Warrantholder, in such transaction or event without having to exercise such Warrantholder’s Warrants and as if such Warrantholder had owned, on the Record Date for such transaction or event, for each Warrant held by such Warrantholder, a number of shares of Common Stock deliverable upon exercise of such Warrant settled through Physical Settlement or Net Share Settlement, as applicable, as of such Record Date.

Section 5.04.       Shareholder Rights Plans. If any shares of Common Stock are to be issued upon exercise of any Warrant and, at the time of such exercise, the Company has in effect any stockholder rights plan, then the Warrantholder will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such exercise, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Exercise Price will be adjusted pursuant to Section 5.01(c)(i) (with a corresponding adjustment to the Number of Shares of each Warrant pursuant to Section 5.02) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 5.01(c)(i) to all holders of Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.01(c)(i).

Section 5.05.        Voluntary Adjustments. (a) To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Exercise Price by any amount, or increase the Number of Shares of each outstanding Warrant by any amount, if (1) the Board of Directors determines that such decrease or increase, as applicable, is in the Company’s best interest or that such decrease or increase, as applicable, is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease or increase, as applicable, is in effect for a period of at least twenty (20) Business Days; and (3) such decrease or increase, as applicable, is irrevocable during such period. An adjustment to the Exercise Price or the Number of Shares of any Warrant pursuant to Section 5.01 or 5.02 will be effective without the need to notate the same on, or otherwise amend, the Warrant Certificate representing such Warrant.

(b)           If the Board of Directors determines to decrease the Exercise Price or increase the Number of Shares of the Warrants pursuant to Section 5.05(a), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.05(a), the Company will send notice to each Warrantholder (with a copy to the Warrant Agent) of such decrease or increase, as applicable, quantifying the amount thereof and stating the period during which such decrease or increase, as applicable, will be in effect.

Section 5.06.        Restrictions on Adjustments. (a) Except in accordance with Section 5.01, the Company will not be required to adjust the Exercise Price or the Number of Shares for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

(b)           Notwithstanding the adjustment provisions in this Warrant Agreement, the Company will not be required to adjust the Exercise Price or the Number of Shares:

(i)            except as otherwise provided in Section 5.01, upon the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Exercise Price;

(ii)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iv)          upon the issuance of any shares of Common Stock pursuant to (i) any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Warrants were first issued or (ii) the conversion of shares of Class A Common Stock ; or

(v)           for a change in the par value of the Common Stock.

(c)            In no event will the Company take any action that would require it to adjust the Exercise Price or make a corresponding adjustment to the Number of Shares to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.

(d)            No adjustment shall be made to the Exercise Price or the Number of Shares for any of the transactions described in Section 5.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(e)           All calculations with respect to the Exercise Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and adjustments to the Number of Shares will be calculated to the nearest 1/10,000th of a share (with 5/100,000ths rounded upward). No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Shares, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that any adjustments that are less than 1% of the Exercise Price may be carried forward, at the election of the Company, and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Exercise Price; (ii) upon the Exercise Date of any Warrant, if Physical Settlement applies to such exercise, or on each Trading Day in the related Calculation Period, if Net Share Settlement applies to such exercise; (iii) annually, on October 13 of each year; and (iv) on the Effective Date of any Designated Event, in each case unless the adjustment has already been made.

(f)            The Company shall not take any action that would result in an adjustment without complying with New York Stock Exchange Rule 312.03 (which requires stockholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

Section 5.07.         Recapitalizations, Reclassifications and Other Changes. (a) If there occurs any:

(i)             recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(ii)           consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)          sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)          other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Reorganization Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Unit of Reference Property”), then, notwithstanding anything to the contrary in this Warrant Agreement, from and after the effective time of such Reorganization Event, the consideration due upon exercise of any Warrant will be determined in the same manner as if each reference to any number of shares of Common Stock (including any reference to the Number of Shares) in this Article 5, or in any related definitions, were instead a reference to the same number of Units of Reference Property. For these purposes, the Closing Sale Price of any Unit of Reference Property or portion thereof that does not consist of a class of securities will be the fair value of such Unit of Reference Property or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of Cash, the face amount thereof). If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Unit of Reference Property will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Warrantholders of such weighted average as soon as practicable after such determination is made.

(b)           At any time from, and including, the effective time of a Reorganization Event, in respect of any Warrant exercised and to be settled through Physical Settlement:

(A)             if such Unit of Reference Property includes, but does not consist entirely of, Cash (it being understood, for the avoidance of doubt, that clause (B) below will apply instead of this clause (A) if such Unit of Reference Property consists entirely of Cash), then there will be deducted or removed, as applicable, from the Aggregate Exercise Price otherwise payable to exercise any Warrant, an amount of Cash equal to the product of (I) the Number of Shares; and (II) the lesser of (x) the Exercise Price on the Exercise Date for such exercise; and (y) the amount of Cash included in such Unit of Reference Property; and

(B)              if such Unit of Reference Property consists entirely of Cash, then (I) no delivery of the Aggregate Exercise Price will be required to exercise any Warrant; and (II) the Company will settle each exercise of any Warrant whose Exercise Date occurs on or after the date of the effective time of such Reorganization Event by paying, on or before the tenth (10th) Business Day immediately after such Exercise Date, Cash in an amount equal to the product of (I) the Number of Shares; and (II) the excess, if any, of (x) the amount of Cash included in such Unit of Reference Property over (y) the Exercise Price (it being understood, for the avoidance of doubt, that the amount set forth in this clause (II) will be zero if the amount set forth in clause (x) is not greater than the amount set forth in clause (y)).

(c)           At any time from, and including, the effective time of a Reorganization Event, in respect of any Warrant exercised and to be settled through Net Share Settlement:

(i)            the Net Share Amount per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 3.03, except that the Daily Settlement Amounts on any Trading Day used to determine such Net Share Amount shall reference the Unit Value (as defined below) for such Trading Day instead of the Daily VWAP;

(ii)           the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property in accordance with Section 3.06 based on the Unit Value as of the Exercise Date; and

(iii)          the Daily Settlement Amounts shall be calculated with respect to a Unit of Reference Property.

The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(i)           any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;

(ii)           any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith and in a commercially reasonable manner by the Board of Directors or by a New York Stock Exchange member firm selected by the Board of Directors; and

(iii)          any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(d)           On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 5.07. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall use commercially reasonable efforts to cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 5.07, the Company shall promptly file with the Warrant Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(e)            The above provisions of this Section 5.07 shall similarly apply to successive Reorganization Events.

(f)            If this Section 5.07 applies to any event or occurrence, no other provision of this Article 5 shall apply to such event or occurrence.

(g)            This Section 5.07 does not limit the rights of Warrantholders or the Company’s rights in the event of a Designated Event, including Warrantholders’ right to receive an increase in the number of shares of Common Stock deliverable with respect to such Warrants in connection with a Designated Event under Article 4.

Section 5.08.        Consolidation, Merger and Sale of Assets. (a) The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any Qualified Successor Entity organized under the laws of the United States or any of its political subdivisions (a “Business Combination Event”) so long as:

(i)            such Qualified Successor Entity expressly assumes all the Company’s obligations under this Warrant Agreement and the Warrants; and

(ii)           an Officer’s Certificate and an Opinion of Counsel, each stating that such Business Combination Event complies with the provisions of this Warrant Agreement, have been delivered to the Warrant Agent.

(b)            In case of any such Business Combination Event and upon any such assumption by any Qualified Successor Entity, such Qualified Successor Entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such Qualified Successor Entity thereupon may cause to be signed, and may issue, any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such Qualified Successor Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such Qualified Successor Entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

Section 5.09.        Common Stock Outstanding. For the purposes of this Article 5, the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

Section 5.10.       Covenant to Reserve Shares for Issuance on Exercise. (a) The Board of Directors has authorized and reserved for issuance the number of shares of Common Stock initially issuable upon the exercise of all outstanding Warrants for shares of Common Stock, assuming Physical Settlement shall apply to all exercises and issuance of the maximum possible number of additional shares pursuant to Section 4.03. The Board of Directors will continue to reserve for the issuance of any additional shares of Common Stock that become issuable upon the exercise of all outstanding Warrants as a result of an adjustment made pursuant to Section 5.02 of this Agreement until the Expiration Date of the Warrants, assuming Physical Settlement shall apply to all exercises and issuance of the maximum possible number of additional shares pursuant to Section 4.03. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(b)           The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 5.10. The Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent in the form separately agreed between the Warrant Agent and the transfer agent, stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding and related aggregate Number of Shares, and thereafter no shares of Common Stock shall be required to be reserved in respect of such Warrants.

(c)            If permitted or required by the rules of any national securities exchange or over the counter market or other domestic market on which the Common Stock is listed at any time, if any, the Company shall make notification of the reservation of, or apply to have listed or quoted, all shares of Common Stock issued upon exercise of the Warrants on any such exchange or market.

Section 5.11.       Company’s Determinations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Exercise Date, the Daily VWAP, the Closing Sale Price, the Exercise Price, and the Number of Shares (yielding the number of shares of Common Stock or Units of Reference Property, if any, for which a Warrant is exercisable). The Company shall make the foregoing calculations in a good faith and commercially reasonable manner and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, upon written request, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification. The Company will provide a schedule of such calculations to any Warrantholder upon written request.

Section 5.12.       Notice of Adjustments. Upon the effectiveness of any adjustment to the Exercise Price or the Number of Shares of the Warrants pursuant to this Article 5, the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Warrantholders (with a copy to the Warrant Agent) containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Exercise Price in effect immediately after such adjustment; (3) a brief description of any corresponding adjustment to the Number of Shares of each Warrant; and (4) the effective time of such adjustment.

Section 5.13.       Warrant Agent Not Responsible for Adjustments. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Shares, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same.

Section 5.14.       Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 5, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the relevant adjusted Number of Shares) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the Warrantholders; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

Section 5.15.       Public Announcement of Adjustments. Upon any adjustment of the Exercise Price or the Number of Shares, the Company shall promptly notify the Warrantholders and the Warrant Agent in writing of the details of any such adjustment and either (a) issue a press release or (b) make the details of any such adjustment available on the Company’s website.

Section 5.16.       Deferral of Adjustments. In any case in which Section 5.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event, (b) the effective date (in the case of a subdivision or combination of the Common Stock) or (c) the Offer Expiration Date for any tender or exchange offer pursuant to Section 5.01(e) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Shares can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Common Stock pursuant to Section 3.06. For the purposes of this Section 5.16, the term “Adjustment Event” shall mean (A) in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event, (B) in any case referred to in clause (c) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

Section 5.17.       Limitations on Adjustment for Issuance of Common Stock or Preferred Stock. Except as specifically set forth herein, the Exercise Price will not be subject to adjustment in the case of the issuance of any shares of Common Stock or Preferred Stock, or securities exchangeable for or convertible into shares of Common Stock or Preferred Stock.

Article 6
REGISTRATION OF WARRANT SHARES

Section 6.01.       Effectiveness of Registration Statement. The Company shall use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Common Stock to the Warrantholders upon exercise of the Warrants by the Warrantholders thereof (the “Common Stock Shelf Registration Statement”) to, subject to certain exceptions, (i) become effective as promptly as reasonably practicable after the Issue Date and (ii) remain effective and available for the registration of exercise of the Warrants at least until the earlier of (x) such time as all Warrants have been exercised and (y) the Close of Business on the Expiration Date. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Stock Shelf Registration Statement. If a Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason, the Company shall as promptly as practicable upon such occurrences provide notice by press release, with a copy to the Warrant Agent, of any such occurrences.

Section 6.02.       Suspension. Notwithstanding Section 6.01, the Company shall be entitled to suspend the availability of the Common Stock Shelf Registration Statement from time to time if the Board of Directors determines that such suspension is necessary or desirable, as determined by the Board of Directors in its sole discretion, and provides notice via press release (which shall be made available on the Company’s website) that such determination was made to the Warrant Agent and Warrantholders (provided that upon request by the Company, the Warrant Agent will deliver a copy of such notice to the Depositary pursuant to the customary procedures of the Depositary); provided, however, that in no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose should remain confidential.

Article 7
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 7.01.       No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock delivered upon settlement of the Warrants.

Section 7.02.       Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the applicant (including legal fees of the Company) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 7.03.       Modification, Waiver and Meetings. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent in writing, without the consent of any Warrantholder, for the purposes of, among other things:

(i)                 adding covenants for the benefit of the Warrantholders;

(ii)              adding a guarantor of the Company’s performance obligations or other security for the benefit of the Warrantholders;

(iii)            surrendering any right or power conferred upon the Company;

(iv)             providing for the settlement upon exercise of Warrants if any reclassification or change of Common Stock or any consolidation, merger, sale, lease or other transfer of the consolidated assets of the Company and its subsidiaries substantially as an entirety occurs;

(v)               providing for the assumption of the Company’s obligations in the case of a merger, consolidation, conveyance, sale, lease or other transfer;

(vi)             adjusting the Exercise Price or the Number of Shares in the manner described in this Warrant Agreement;

(vii)          curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any material respect; and

(viii)        adding or modifying any other provisions that the Company may deem necessary or desirable and which will not adversely affect the interests of the Warrantholders in any material respect.

(b)             Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent in writing, and noncompliance with any provision of this Warrant Agreement or the Warrants may be waived, either:

(i)             with the written consent of the Warrantholders of Warrants representing a majority of the aggregate Number of Warrants at the time outstanding; or

(ii)              by the adoption of a resolution at a meeting of Warrantholders called with proper notice at which a quorum is present by at least a number of Warrantholders of Warrants representing a majority of the Number of Warrants represented at such meeting.

(c)             However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

(i)             change the Expiration Date;

(ii)             increase the Exercise Price or decrease the Number of Shares (except as explicitly set forth in Article 5);

(iii)            impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(iv)            except as otherwise expressly permitted by provisions of this Warrant Agreement concerning specified reclassifications or corporate reorganizations, impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of the Net Share Amount, or to the number of shares of Common Stock deliverable, or the Aggregate Exercise Price payable, in connection with any Physical Settlement;

(v)            reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(vi)           reduce the percentage of Warrants outstanding required for any other waiver under this Warrant Agreement.

(d)            The quorum at any meeting called to adopt a resolution will be Persons holding or representing Warrants representing a majority of the aggregate Number of Warrants at the time outstanding.

Article 8
CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.01.       Payments Generally. All payments hereunder shall be made in Dollars.

Section 8.02.       Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.

(b)          The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(c)          The Warrantholder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Warrants or receiving shares of Common Stock upon exercise thereof, other than the documentary, stamp or similar issue or transfer taxes that the Company has agreed to pay pursuant to this Section 8.02.

Section 8.03.     Certain Tax Filings. The Warrant Agent shall prepare and file with the appropriate governmental agency all appropriate tax information forms in respect of any payments made by the Warrant Agent hereunder (including, without limitation, Internal Revenue Service Form 1099-B) during each calendar year, or any portion thereof, during which the Warrant Agent performs services hereunder.

Section 8.04.       Change of Warrant Agent. (a) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b)          The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not be required to remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed. In no event shall the Warrant Agent be required to continue to perform hereunder for more than 30 days following the notice indicated in this Section 8.04(b).

(c)          Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d)          Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned, and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

(e)          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

Section 8.05.      Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable and documented compensation, out-of-pocket expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their negligence or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

Section 8.06.       Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 8.07.       Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 8.08.      Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 8.09.       Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable.

Section 8.10.       Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

Section 8.11.       Indemnification of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s negligence or willful misconduct or bad faith.

Section 8.12.       Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

Section 8.13.       Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 8.14.       Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of this Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Warrant Agreement. No implied covenants or obligations shall be read into this Warrant Agreement against the Warrant Agent. No provision of this Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.15.       Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 8.16.       Liability of Warrant Agent. The Warrant Agent shall not be liable, whether in contract, in tort or otherwise, for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement, except for its own negligence or willful misconduct or bad faith. To the extent the Warrant Agent is so liable notwithstanding the preceding sentence, the aggregate amount of any such liability shall not exceed $100,000, except to the extent such liability arises as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

Section 8.17.       Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 8.18.       Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Skydance Corporation

1515 Broadway

New York, New York 10036
Attention: General Counsel

(212) 258-6000

Email: ParamountGlobalLegalNotices@paramount.com

With a copy to:

Latham & Watkins LLP

1271 6th Ave

New York, NY 10020

Attention: Benjamin Cohen, Reza K. Mojtabaee-Zamani, Kaj P. Nielsen

(212) 906-1200

Email: SKYDANCEWARRANTS.LWTEAM@lw.com

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Equiniti Trust Company, LLC

Attn: Account Management Team

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4101
Email: EQSS-AccountManagement@equiniti.com

Any notice or demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register. Any notice to the owners of a beneficial interest in a Global Warrant shall be distributed through the Depositary in accordance with the procedures of the Depositary, and such notice shall be deemed to be effective at the time of dispatch to the Depositary.

Section 8.19.       Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

Section 8.20.       Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.

Section 8.21.       Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 8.22.       Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any Warrantholder or owner of a beneficial interest in a Global Warrant at the principal office of the Warrant Agent. The Warrant Agent may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

Section 8.23.       Withholding Rights. The Company, the Warrant Agent, and their respective agents shall be entitled (but not required) to deduct and withhold from any Warrants, Common Stock, Cash, or other property deliverable or distributed (or deemed distributed) under this Warrant Agreement such amounts as may be required to be withheld under applicable law, including any withholding arising from (a) the distribution of Warrants, (b) any distribution or deemed distribution on the Warrants (including any adjustment or non-adjustment under Article 5), (c) the exercise of any Warrant, or (d) any other transaction under this Warrant Agreement. Withholding may be effected by set-off against any other payment or delivery owed to the applicable Warrantholder. Any amounts withheld shall be remitted to the appropriate taxing or governmental authority and shall be treated for all purposes of this Warrant Agreement as having been distributed to the Warrantholder from which such amounts were withheld.

Section 8.24.       Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 8.25.       Counterparts. This Warrant Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

SKYDANCE CORPORATION

By:	/s/ Stephanie Kyoko McKinnon
	Name:	Stephanie Kyoko McKinnon
	Title:	General Counsel and Secretary

EQUINITI TRUST COMPANY, LLC, as Warrant Agent

By:	/s/ Michael Legregin
	Name:	Michael Legregin
	Title:	SVP

EXHIBIT A

FORM OF WARRANT CERTIFICATE

[FACE]

No. _________	CUSIP No. [●]

[UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SKYDANCE CORPORATION, THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.]**

**	Bracketed language only appears on Global Warrants held in the name of DTC (or nominee thereof).

SKYDANCE CORPORATION

[Designation of Warrants]

NUMBER OF WARRANTS: [ ] Warrants, each of which is exercisable initially for one (1) share of Common Stock, subject to adjustment as described in the Warrant Agreement dated October 13, 2026 (the “Warrant Agreement”), between Skydance Corporation (the “Company”) and Equiniti Trust Company, LLC, as Warrant Agent.

EXERCISE PRICE: Initially, $12.00 per share of Common Stock for which a Warrant is exercisable, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Upon exercise of any Warrant represented hereby, if Physical Settlement applies, an amount in Cash equal to the Aggregate Exercise Price, or if Net Share Settlement, not applicable.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, if (i) the Common Stock Shelf Registration Statement relating to the shares of Common Stock deliverable on Physical Settlement is effective and (ii) the Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the Warrantholder resides, the Warrantholder shall be entitled to receive a number of shares of Common Stock equal to the Number of Shares for each Warrant exercised, as described in the Warrant Agreement; otherwise, the Warrantholder shall be entitled to receive for each Warrant exercised, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to the Close of Business on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the exercise notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with payment of any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

ADJUSTMENTS: The Exercise Price and the Number of Shares will be subject to adjustment upon the occurrence of certain events as described in the Warrant Agreement.

DESIGNATED EVENT: If a Designated Event occurs prior to the Expiration Date and a Warrantholder elects to exercise Warrants in connection with such Designated Event, the number of shares to which the Warrantholder is entitled will be increased with respect to such exercised Warrants, as described in the Warrant Agreement.

EARLY EXPIRATION: If the Early Expiration Price Condition Date occurs, at the election of the Company, the Warrants will expire on the Early Expiration Date falling no less than 20 nor more than 45 Scheduled Trading Days following the date of delivery of the Early Expiration Notice, as designated by the Company.

EXPIRATION DATE: October 13, 2036.

This Warrant Certificate certifies that [●], or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above[, as modified in Schedule A hereto,]** (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, if Physical Settlement applies, (a) the Company shall determine the Aggregate Exercise Price for each Warrant, (b) the Warrantholder shall pay to the Company the Aggregate Exercise Price for such exercise and (c) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the Physical Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the Number of Shares as described in the Warrant Agreement and, in the case of a Designated Event, such number of additional shares of Common Stock to which the Warrantholder is entitled as a result of an exercise of such Warrant in connection therewith.

In connection with the exercise of any Warrants, if Net Share Settlement applies, (a) the Company shall determine the Net Share Amount for each Warrant, and (b) the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Net Share Settlement Date, for each Warrant exercised, a number of shares of Common Stock equal to the relevant Net Share Amount together with Cash in lieu of any fractional shares as described in the Warrant Agreement and, in the case of a Designated Event, such number of additional shares of Common Stock to which the Warrantholder is entitled as a result of an exercise of such Warrant in connection therewith.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

[Signature pages follow]

**       Bracketed language only appears on Global Warrants.

IN WITNESS WHEREOF, Skydance Corporation has caused this instrument to be duly executed.

Dated: __________

SKYDANCE CORPORATION

By:
Name:
Title:

Countersigned as of the date above written:

Equiniti Trust Company, LLC, as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SKYDANCE CORPORATION

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated October 13, 2026 (the “Warrant Agreement”), between Skydance Corporation and Equiniti Trust Company, LLC (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

Skydance Corporation Exercise Warrant Form

Holders may exercise their warrants by mailing this form after completing the applicable box below and including their account number as well as the signature of a registered owner. A bank certified check must also be mailed in with the form.

For questions on warrants, you may review the enclosed FAQs, or contact our virtual assistant at shareowneronline.com/corporate-actions.

Instructions for Exercise of Warrant via Physical Settlement (Box A)

To exercise your Warrants, indicate below the number of warrants you wish to exercise. You must submit this completed Exercise Warrant form along with full payment of the exercise price by certified check or official bank check (cashier's check). Please include your name, account number, and the number of warrants being exercised. Mail the completed form and payment to the Warrant Agent at the address listed below. Notwithstanding anything to the contrary herein, if Net Share Settlement instead applies pursuant to the terms of the Warrant Agreement, the Warrant Agent will deliver the applicable Net Share Amount.

TO BE EXECUTED UPON EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the number of Warrants indicated to acquire shares of Common Stock, par value $0.001 per share, of Skydance Corporation, at an exercise price per share of Common Stock of $12.00 and otherwise on the terms and conditions specified in the Warrant Agreement, and surrenders all right, title and interest in the number of Warrants exercised hereby to Skydance Corporation and directs that the shares of Common Stock deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants. If other than the registered holder of the Warrants, the undersigned must pay all transfer taxes, assessments or similar governmental charges in connection with any such transfer or exchange.

Account Number: _____________________________	Account Name: _______________________________
Box A

☐    Physical Settlement Warrants to be Exercised
(Certified or Official Bank Check included):

Warrants Exercised:_________________________________________

Warrant Price $12.00 x Warrants Exercised = Check amount

Certified Funds Enclosed: _____________________________________

Signature

Signature

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS STATEMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The Warrants evidenced hereby may be exercised at the following address:

By Overnight Courier to: EQ Shareowner Services - Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120-4100	By mail at: EQ Shareowner Services - Corporate Actions P.O. Box 64858 St. Paul, MN 55164-0858

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is [one (1)]. In accordance with the Warrant Agreement dated October 13, 2026, between Skydance Corporation and Equiniti Trust Company, LLC, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints

Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

[Signature page follows]

Date: __________

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT B

FORM OF GLOBAL WARRANT LEGEND

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SKYDANCE CORPORATION, THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.